Exhibit 99.1

NUBURU Announces $5.5 Million Bridge Financing

Bridge Loan From Existing Investors and a New Institutional Investor Secured by the Company’s Patent Portfolio Preliminarily Valued at More Than $100 Million

CENTENNIAL, Colo., Nov. 14, 2023 -- NUBURU, Inc. (“NUBURU” or the “Company”) (NYSE American: BURU), a leading innovator in high-power and high-brightness industrial blue laser technology, today announced it has entered into a secured bridge loan agreement (the “Bridge Loan” or “Bridge Financing”) with existing investors and a new institutional investor. The Bridge Financing with a principal amount of $5.5 million is intended to finance the Company until it secures long-term credit financing, which is anticipated in the near term.

Brian Knaley, CEO of NUBURU, commented: “I want to thank our existing and newly participating investors for their trust and commitment. We all share the enthusiasm for NUBURU’s groundbreaking technology and strong patent portfolio. The Bridge Financing is an important step on our way to a longer-term credit facility intended to support the commercialization of our blue lasers.”

The Bridge Loan consists of zero- interest promissory notes issued with a 10% original issue discount, which will mature when we close the anticipated credit facility (or twelve months after issuance at the latest) (the “Notes”). The Notes are secured by NUBURU’s patent portfolio, which was independently and preliminarily valued to be more than $100 million. Following acceptance by the NYSE of the Company’s supplemental listing application, the Company will also issue to the holders of Notes warrants exercisable for common stock equal to 100% of the Note principal, which will be exercisable for $0.25 per share, have a 5-year term, and may be repurchased by the Company when the trading price exceeds $1.50 for 20 out of 30 trading days. If the Notes have not been repaid within six or nine months after issuance, the Notes will begin to bear interest (at the SOFR rate plus 9% and at the SOFR rate plus 12%, respectively) and additional 25% warrant coverage will be provided at each such date. Pursuant to a registration rights agreement among the Company and the holders of warrants, the Company intends to register the common stock underlying the warrants no later than February 1, 2024.

The parties to the Bridge Financing also entered into an intercreditor and subordination agreement with the holders of senior secured convertible notes, whose convertible notes will now be secured and rank senior in priority to the Notes.

Northland Capital Markets acted as sole placement agent on the institutional investor portion of the Bridge Financing.

About NUBURU

Founded in 2015, NUBURU, Inc. (NYSEAM: BURU) is a developer and manufacturer of industrial blue lasers that leverage fundamental physics and their high-brightness, high-power design to produce faster, higher quality welds and parts than current lasers can provide in laser welding and additive manufacturing of copper, gold, aluminum and other industrially important metals. NUBURU’s industrial blue lasers produce minimal to defect-free welds that are up to eight times faster than the traditional approaches — all with the flexibility inherent to laser processing. For more information, please visit www.nuburu.net.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including relating to its partnership with GE Additive. All statements other than statements of historical fact contained in this press release may be forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “seek,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions. Forward-looking statements in this press release include, among other things: anticipated benefits associated with laser-based additive manufacturing. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by NUBURU and its management, are inherently uncertain and many factors may cause the company’s actual results to differ materially from current expectations which include, but are not limited to: (1) the ability to continue to meet the security exchange’s listing standards; (2) failure to achieve expectations regarding its product development and pipeline; (3) the inability to access sufficient capital to operate as anticipated, whether from Lincoln Park Capital Fund, LLC or other sources; (4) the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (5) changes in applicable laws or regulations; (6) the possibility that NUBURU may be adversely affected by other economic, business and/or competitive factors; (7) volatility in the financial system and markets caused by geopolitical and economic factors; (8) failing to realize benefits from the partnership with GE Additive; and (9) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in NUBURU’s most recent periodic report on Form 10-K or Form 10-Q and other documents filed with the Securities and Exchange Commission from time to time. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. NUBURU does not give any assurance that it will achieve its expected results. NUBURU assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.

Contact:

Investor Relations:
Cody Slach & Ralf Esper
Gateway Group, Inc.

BURU@gateway-grp.com
(949) 574-3860

Media Relations:
Zach Kadletz & Anna Rutter

Gateway Group, Inc.

BURU@gateway-grp.com
(949) 574-3860